                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 2001





                            VERIZON PENNSYLVANIA INC.
             (Exact name of registrant as specified in its charter)





Pennsylvania                                       1-6393                       23-0397860
(State or other jurisdiction of incorporation)     (Commission File Number)     (I.R.S. Employer Identification No.)


1717 Arch Street, 32nd Floor
Philadelphia, Pennsylvania                                                      19103
(Address of principal executive offices)                                        (Zip Code)


       Registrant's telephone number, including area code: (215) 466-9900





                                 Not applicable

          (Former name or former address, if changed since last report)

Item 5. Other Events

Verizon Pennsylvania Inc. (the Company) announced today reported net income of $130.2 million for the three-month period ended September 30, 2001, which represents a $14.1 million or 12.1% increase from net income of $116.1 million in the third quarter of 2000. Third quarter 2001 operating income was $256.0 million, an increase of $25.7 million or 11.2%, compared to third quarter 2000 operating income of $230.3 million.

Net income for the first nine months of 2001 was $340.3 million, compared to nine-month 2000 net income of $381.5 million. Net income was lower in the nine-month period of 2001, as compared to the prior-year period, principally due to the recognition of equity losses from an affiliate that provides new exchange access services. Operating income (before equity losses and other non-operating expenses) for the nine month period ended September 30, 2001 was $726.9 million, an increase of $4.2 million or 0.6% from the same period last year.

The increase in operating income in both periods was largely attributable to a reduction in cash expenses of $79.3 million or 16.0% for the three-month period and $82.0 million or 5.6% for the nine-month period ended September 30, 2001, over the same periods last year. Merger-related savings, lower employee costs and effective cost control measures contributed to lower cash expenses this year. Depreciation and amortization expenses increased $20.9 million or 10.5% in third quarter of 2001 and $65.1 million or 11.1% year-to-date, as compared to the prior-year periods. These increases were chiefly due to growth in depreciable telephone plant, increased software amortization, and higher rates of depreciation.

Operating revenues for the third quarter of 2001 were $893.7 million, which represents a decline of $32.7 million or 3.5% from operating revenues of $926.4 million in the third quarter of 2000. Operating revenues for the first nine months of 2001 were $2,758.9 million, a decrease of $12.7 million or 0.5%, compared to nine-month 2000 operating revenues of $2,771.6 million. The decline in operating revenues was principally due to lower demand and usage of our basic wireline and intraLATA toll services, reflecting the effects of the weakened U.S. economy and competition for local and intraLATA toll services. In addition, the effect of technology substitution is increasing, as more customers are choosing wireless and Internet services in place of certain basic wireline services. Price reductions associated with mandatory federal and state price cap filings and other regulatory decisions, as well as lower billing and collection revenues due to the take-back of these services by other carriers also contributed to the reduction in operating revenues. These factors were largely offset by higher demand for high-capacity, high-speed digital services.

In-Region Long Distance

On September 19, 2001, the Federal Communications Commission released an order approving the Company's application for permission to enter the in-region long distance market in Pennsylvania. Since October 23, 2001, in-region long distance service is being offered by a separate non-regulated subsidiary of Verizon Communications Inc., as required by law.

                            VERIZON PENNSYLVANIA INC.

                             SELECTED FINANCIAL DATA

Selected Income Statement Items:

                                               Three Months Ended September 30,     Nine Months Ended September 30,
(Dollars in Millions)                                   2001              2000              2001              2000
---------------------------------------------- ----------------- ----------------- ----------------- -----------------

Operating revenues                                   $ 893.7           $ 926.4         $ 2,758.9         $ 2,771.6

Operating expenses                                     637.7             696.1           2,032.0           2,048.9
                                               ----------------- ----------------- ----------------- -----------------

Operating income                                       256.0             230.3             726.9             722.7

Other income and (expense), net                         (1.2)              2.3             (24.9)             14.5

Interest expense                                        31.7              34.4              99.8              97.7
                                               ----------------- ----------------- ----------------- -----------------

Income before provision for income taxes               223.1             198.2             602.2             639.5

Provision for income taxes                              92.9              82.1             261.9             258.0
                                               ----------------- ----------------- ----------------- -----------------

Net income                                            $130.2            $116.1            $340.3            $381.5
                                               ================= ================= ================= =================

Selected Balance Sheet Items:

(Dollars in Millions)                                                September 30, 2001          December 31, 2000
---------------------------------------------------------------- -------------------------- --------------------------
Plant, property and equipment, net                                            $ 4,873.3                  $ 4,771.0

Total assets                                                                    6,644.0                    6,357.1

Long-term debt                                                                  1,279.0                    1,379.1

Shareowner's investment                                                         1,920.6                    1,810.3

                            VERIZON PENNSYLVANIA INC.

Other Items:

                                                                                   Nine Months Ended September 30,
(Dollars in Millions)                                                              2001                       2000
---------------------------------------------------------------- -------------------------- --------------------------

Cash from operating activities                                                  $ 894.6                    $ 813.1

Cash (used in) investing activities                                              (681.2)                    (906.0)

Cash (used in)/provided by financing activities                                  (213.4)                      90.2

Dividends paid                                                                    230.0                      190.7

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

               12  Computation of Ratio of Earnings to Fixed Charges

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VERIZON PENNSYLVANIA INC.


                                  By: /s/Edwin F. Hall
                                     --------------------------------------
                                     Edwin F. Hall
                                     Controller and Chief Financial Officer

Date:  November 6, 2001

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

 12               Computation of Ratio of Earnings to Fixed Charges.